EXHIBIT 10.1

ACCOUNTING SERVICES AGREEMENT
AMENDMENT #1

THE ACCOUNTING SERVICES AGREEMENT ("Agreement"), was effective as of August 3, 2012 (the "Effective Date"), and was made by and among LipimetiX Development, LLC, a Delaware limited liability company (the "Company") and Capstone Therapeutics Corp., a Delaware corporation ("Capstone"). This AMENDMENT #1 to the Agreement is effective August 23, 2013.

RECITALS:

WHEREAS, the Company desired to retain Capstone to provide certain services for the Company as provided in the Agreement and provided for payment of a monthly fee of $10,000 to Capstone for the Services;

WHEREAS, Capstone desires to provide such services to the Company as provided in the  Agreement but has determined that the fee is in excess of the costs to provide the Services; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT:

Section 4. Compensation of the Agreement will be replaced in its entirety by the following. All other terms and conditions will remain in full force and effect.

Compensation.

a.
Accounting Services Fee.  In consideration of the Accounting Services, Capstone shall be paid a service fee during the Term at the rate of $1,000 per month, payable in advance (the "Accounting Services Fee").

b.
Reimbursement for Expenses.  Capstone shall be reimbursed for out-of-pocket travel expenses and for other out-of-pocket expenses approved in advance by the Company’s Joint Development Committee.  All such expenses shall be documented and submitted in accordance with the reimbursement policies of the Company in effect from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the Effective Date.

LipimetiX Development, LLC By: /s/ Dennis I. Goldberg, Ph.D. Name: Dennis I. Goldberg, Ph. D. Title: President

Capstone Therapeutics Corp. By: /s/ John M. Holliman, III Name: John M. Holliman, III Title: Executive Chairman

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